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                                                                    Exhibit 10.2



                                PROMISSORY NOTE


$200,000                                                As of September 24, 1997



     SECTION 1. General. The undersigned, Anthony W. Hooper (the "Maker"), residing at 3 Wendover, St. Louis, Missouri 63124, for value received, hereby promises to pay to INSITUFORM TECHNOLOGIES, INC., with offices at 702 Spirit 40 Park Drive, Chesterfield, Missouri 63005 (the "Corporation"), or order, the principal amount of $200,000 (Two Hundred Thousand Dollars), the principal balance of which shall be due and payable in full on the fifth anniversary of the date hereof (subject to mandatory and optional prepayment in whole or in part in the manner provided in Section 2 hereof), all payments under this Note to be in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts, the principal balance hereof not to accrue interest except in the circumstances provided under Section 2(b) and Section 4 hereof; all payments and prepayments under this Note to be made at 702 Spirit 40 Park Drive, Chesterfield, Missouri 63005, or such other location as shall be specified in writing by the holder of this Note to the Maker.

     SECTION 2.  Mandatory And Optional Prepayment.

     (a) In the event that the Maker's employment with the Corporation is terminated by action of the Maker for other than "good reason" (as hereinafter defined), or by action of the Corporation for "cause" (as hereinafter defined), the entire outstanding principal balance of this Note shall immediately become due and payable. For purposes hereof:

     (x) "good reason" shall mean the assignment to the Maker by the Corporation of duties inconsistent with the position of chief executive officer, or any purported termination by the Corporation of the Maker's employment otherwise than for "cause"; and

     (y) "cause" shall mean the willful and continued failure of the Maker substantially to perform his duties to the Corporation (other than as a result of incapacity due to physical or mental illness) after written demand therefor by the Corporation, or the conviction by the Maker of a crime other than misdemeanor traffic offenses or of an act of moral turpitude.

     (b) In the event the Maker's employment with the Corporation is terminated for any reason other than by the Maker without "good reason", or by the Corporation with "cause", then: (i) the outstanding principal balance of this Note shall, from the date of termination (the "Termination Date"), accrue interest at a rate per annum calculated as the Extension Rate (as hereinafter defined); (ii) the Maker shall, from the Termination Date, pay to the holder of this Note eleven equal installments, monthly on the same day of each month thereafter, as if the entire principal balance of this Note outstanding on the Termination Date, together with interest accrued as aforesaid, were to be liquidated in equal monthly payments as aforesaid extending over the period ending 30 years after the


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Termination Date, each such installment hereunder to be applied, first, to interest so accrued and, then, to the principal balance hereof; and (iii) the entire outstanding principal balance of this Note, together with interest accrued hereon, shall be due and payable on the first anniversary of the Termination Date. For purposes hereof, the "Extension Rate" shall mean one percent per annum in excess of the interest rate per annum then offered by NationsBank NA as its prime lending rate.

     (c) The Maker shall have the right at any time to prepay the whole, or any part, of the unpaid principal amount of this Note, without premium or penalty, provided that interest, if any, accrued to the date of such prepayment shall be paid concurrently therewith. Notices of prepayment under this paragraph (c) shall be given by the Maker by mail and shall be mailed to the holder of this Note not less than ten days from the date fixed for prepayment. In case this
Note is to be prepaid in part only, such notice shall specify the principal amount hereof to be prepaid. In the event this Note is to be prepaid in part, and the provisions of paragraph (b)(ii) immediately preceding obtain, such prepayment shall be applied in inverse order of maturity to the installments so required. Upon giving of notice of prepayment as aforesaid, this Note or portion hereof so specified for prepayment, shall on the prepayment date specified in such notice become due and payable, and the principal of this Note or portion hereof so specified for prepayment, together with interest, if any, accrued thereon, shall then be paid by the Maker.

     SECTION 3.  Events of Default and Remedies.

     3.1 The entire unpaid principal amount of this Note, together with all accrued interest, if any, hereon, at the option of the holder hereof exercised by written notice to the Maker, shall forthwith become and be due and payable if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, that is to say:

     (a) if default shall be made in the due and punctual payment of the principal of, or any installment on, or any interest accrued on, this Note when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, and such default shall have continued for a period of 30 days after written notice by the holder of this Note to the Maker;

     (b) if this Note shall cease to be enforceable in accordance with its terms against the Maker, or the Maker shall so state in writing;

     (c) if the Maker shall:






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          (i)   admit in writing his inability to pay his debts generally as they become due;

          (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; or

          (iii) on a petition in bankruptcy filed against him, be adjudicated a bankrupt.

     3.2  In the case any one or more of the Events of Default specified in
Section 3.1 hereof shall have occurred and be continuing, the holder of this Note may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note, or the holder of this Note may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the holder of this Note. In the event an Event of Default shall have occurred and the holder of this Note shall employ attorneys, or incur other costs and expenses for the collection of payments due or to become due, or for the enforcement or performance or observance of any obligation or agreement of the Maker under this Note, the Maker agrees that it will pay to the holder, on demand, the reasonable fees of such attorney together with all other costs and expenses incurred by the holder hereof.

     3.3 No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     3.4 No course of dealing between the Maker and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of the holder hereof.

     SECTION 4.  Default Interest.

     4.1 While an Event of Default is continuing, the Maker shall pay interest on the outstanding principal balance of this Note at a rate per annum which is equal to twelve percent (12%), such interest to be payable in arrears on the first day of each calendar month for the immediately preceding calendar month, commencing with the first such day following the date of the Event of Default, until the principal amount of this Note is paid in full.

     4.2 Notwithstanding anything to the contrary contained in this Note, the Maker shall not be obligated to pay, and the holder of this Note shall not charge, reserve, collect or receive interest (which shall be calculated as the aggregate of all charges which constitute interest under applicable law) in excess of the maximum non-usurious interest rate, as in effect from time to time, which may be charged, reserved, received or collected by the holder in connection with this Note. During any period of time in which the interest rates specified herein exceed the maximum rate as aforesaid,

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interest shall accrue and be payable at such maximum rate; provided, however, that if the interest rate payable hereunder declines below the maximum rate as aforesaid, interest shall continue to accrue and be payable at such maximum rate until the interest that has been paid by the Maker hereunder equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the applicable interest rate specified in this Note. In the event that the holder of this Note shall collect from the Maker any amount which is deemed to constitute interest at a rate in excess of the maximum rate as aforesaid, all such excess amounts shall be credited to the payment of outstanding principal advanced to the Maker.

          Section 5. Captions. Captions and section titles contained herein are inserted as a matter of convenience and for reference only and are not intended to define, limit, extend or describe the scope of this Note or the intent of any provision hereof.

          Section 6. Severability. In the event that one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          Section 7. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Missouri applicable to agreements made and to be performed entirely within such state.

          Section 8. Statutory Notice. The following notice is given pursuant to applicable statute; nothing contained in such notice shall be deemed to limit or modify the terms of this Note:

     ORAL AGREEMENT OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT OR TO AMEND OR MODIFY THE TERMS OF SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT THE MAKER AND THE HOLDER OF THIS NOTE FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY THE MAKER AND THE HOLDER HEREOF COVERING ANY OF THE FOREGOING SUCH MATTERS OR OTHERWISE ARE CONTAINED EXCLUSIVELY AND SOLELY IN THIS NOTE, WHICH NOTE IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN THE MAKER AND THE HOLDER HEREOF WITH RESPECT TO THE SUBJECT MATTER HEREOF, EXCEPT AS THE MAKER AND THE HOLDER MAY LATER AGREE IN WRITING TO MODIFY THEM.

          IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first-above written.

                             /s/ Anthony W. Hooper
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                             Anthony W. Hooper


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